Exhibit 1.2

UDR, INC.
Medium-Term Notes, Series A
Due Nine Months or More From Date of Issue

Fully and Unconditionally Guaranteed by

UNITED DOMINION REALTY, L.P.

(a Delaware limited partnership)

AMENDMENT NO. 3 TO THE

THIRD AMENDED AND RESTATED DISTRIBUTION AGREEMENT

May 7, 2020

BofA Securities, Inc. One Bryant Park New York, New York 10036	Regions Securities LLC 1180 West Peachtree St., NW, Suite 1400 Atlanta, Georgia 30309
BNY Mellon Capital Markets, LLC 240 Greenwich Street, 3rd Floor New York, New York 10286	RBC Capital Markets, LLC 200 Vesey Street, 8th Floor New York, New York 10281
Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	Samuel A. Ramirez & Company, Inc. 61 Broadway, 29th Floor New York, New York 10006
Jefferies LLC 520 Madison Avenue New York, New York 10022	SunTrust Robinson Humphrey, Inc. 3333 Peachtree Road NE Atlanta Georgia 30326
J.P. Morgan Securities LLC 383 Madison Avenue, 3rd Floor New York, New York 10179	TD Securities (USA) LLC 31 West 52nd Street New York, New York 10019
Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036	U.S. Bancorp Investments, Inc. 214 N. Tryon Street, 26th Floor Charlotte, North Carolina 28202
MUFG Securities Americas Inc. 1221 Avenue of the Americas, 6th Floor New York, New York 10020	Wells Fargo Securities, LLC 550 S. Tryon Street Charlotte, North Carolina 28202
PNC Capital Markets LLC 300 Fifth Avenue Pittsburgh, Pennsylvania 15222

May 7, 2020

Ladies and Gentlemen:

Reference is made to the Third Amended and Restated Distribution Agreement, dated September 1, 2011 (the “Agreement”), by and among UDR, Inc. (the “Company”) and United Dominion Realty, L.P. (the “Operating Partnership”) and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, BofA Securities, Inc. (as successor in interest to Merrill Lynch, Pierce, Fenner & Smith Incorporated), Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as amended by Amendment No. 1 thereto, dated July 29, 2014, and Amendment No. 2 thereto, dated April 27, 2017, by and among the Company, the Operating Partnership and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, BofA Securities, Inc. (as successor in interest to Merrill Lynch, Pierce, Fenner & Smith Incorporated), Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC (collectively,  the “Parties”).  On March 3, 2020, the Company and the Operating Partnership filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-236846) (the “Registration Statement”), in respect of certain of the Company’s and the Operating Partnership’s securities, in anticipation of the expiration of the Company’s automatic shelf registration statement on Form S-3 (File No. 333-217491) (the “Expiring Registration Statement”).  The Parties wish to amend the Agreement to reference the Registration Statement instead of the Expiring Registration Statement and to reflect the addition of the Agents, representations and warranties, and sections noted below (this “Amendment”).  The Parties therefore hereby agree as follows:

1. Commission File Number.  The third paragraph of the Agreement is hereby amended so that the reference to the Commission file number of the automatic shelf registration statement on Form S-3 filed by the Company with the Commission shall be file number 333-236846.

2. Effective Date. Section 2(a)(iii) of the Agreement is hereby amended to reflect that the effective date of the Registration Statement is May 7, 2020.

3. Agents.  All references to “the Agents” in the Agreement or in any other agreement, instrument or other document executed in connection with or under such Agreement or delivered pursuant thereto shall hereafter, for all purposes unless the context requires otherwise, refer exclusively to BofA Securities, Inc., BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, Regions Securities LLC, RBC Capital Markets, LLC, Samuel A. Ramirez & Company, Inc., SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC.

4. Cybersecurity. A new Section 2(a)(xxxi) to the Agreement is hereby created, which shall read as follows:

(xxxi)  Cybersecurity.  Except as would not be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, (i) there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’

May 7, 2020

information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”); (ii) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (iii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority,  internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (iv) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

5. Notices. Section 13 is hereby deleted in its entirety and replaced with the following:

Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

If to the Company of the Operating Partnership to:

UDR, Inc.
1745 Shea Center Drive, Suite 200
Highlands Ranch, Colorado 80129
Facsimile:  (720) 283-2453

Attention:Warren L. Troupe

David G. Thatcher

With a copy to:

Morrison & Foerster LLP
2000 Pennsylvania Avenue, NW
Suite 6000
Washington, D.C. 20006
Facsimile:  (202) 887-0763

Attention:David M. Lynn, Esq.

If to the Agents:

BofA Securities, Inc.

50 Rockefeller Plaza

NY1-050-12-01

New York, New York 10020

Attention: High Grade Transaction Management/Legal

Facsimile: (646) 855-5958

May 7, 2020

BNY Mellon Capital Markets, LLC

240 Greenwich Street, 3rd Floor

New York, New York 10286

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: Transaction Execution Group

Facsimile: (646) 291-5209

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attention: General Counsel

Facsimile: (646) 619-4437

J.P. Morgan Securities LLC

383 Madison Avenue, 3rd Floor

New York, New York 10179

Attention: Medium-Term Note Desk

Facsimile: (212) 834-6081

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

Attention: Investment Banking Division

Facsimile: (212) 507-8999

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

Attention: Capital Markets Group

Facsimile: (646) 434-3455

PNC Capital Markets LLC

300 Fifth Avenue, 10th Floor

Pittsburgh, Pennsylvania 15222

Attention: Debt Capital Markets, Transaction Execution

Facsimile: (412) 762-2760

Regions Securities LLC

1180 West Peachtree St., NW, Suite 1400

Atlanta, Georgia 30309

RBC Capital Markets, LLC

May 7, 2020

200 Vesey Street, 8th Floor

New York, New York 10281

Attention: DCM Transaction Management

Facsimile: (212) 428-6308

Samuel A. Ramirez & Company, Inc.

61 Broadway, 29th Floor

New York, New York 10006

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road NE

Atlanta, Georgia 30326

Attention: Investment Grade Debt Capital Markets

Facsimile: (404) 926-5027

TD Securities (USA) LLC

31 West 52nd Street, 18th Floor

New York, New York 10019

Attention: Transaction Management Group

U.S. Bancorp Investments, Inc.

214 N. Tryon Street, 26th Floor

Charlotte, North Carolina 28202

Attention: Credit Fixed Income

Facsimile: (704) 335-2393

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attention: Transaction Management

Facsimile: (704) 410-0326

6. Recognition of U.S. Special Resolution Regimes. A new Section 17 to the Agreement is hereby created, which shall read as follows:

(a) In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised

May 7, 2020

under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States

For purposes of this Section 17, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

7. Governing Law; Forum. This Amendment and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.  Any suit, action or proceeding brought by the Company against any of the agents referenced above in connection with or arising under this Amendment shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

8. Counterparts.  This Agreement shall be valid, binding, and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature.  Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

9. Agreement Remains in Effect.  Except as provided herein, all provisions, terms and conditions of the Agreement shall remain in full force and effect.  As amended hereby, the Agreement is ratified and confirmed in all respects.

Terms used herein but not otherwise defined are used herein as defined in the Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company, the Operating Partnership and each of you.

Very truly yours,

UDR, Inc.

By:	/s/ Joseph D. Fisher
Name:	Joseph D. Fisher
Title:	Senior Vice President and Chief
Financial Officer

United Dominion Realty, L.P.

By UDR, Inc., its general partner

By:	/s/ Joseph D. Fisher
Name:	Joseph D. Fisher
Title:	Senior Vice President and Chief
Financial Officer

Signature Page to Distribution Agreement Amendment No. 3

The foregoing Amendment No. 3 to

the Agreement is hereby confirmed

and accepted as of the date first

written above.

BOFA SECURITIES, INC.

By:	/s/ Hicham Hamdouch
Name: Hicham Hamdouch
Title: Managing Director

BNY MELLON CAPITAL MARKETS, LLC

By:	/s/ Dan Klinger
Name: Dan Klinger
Title: MD

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Director

JEFFERIES LLC

By:	/s/ Matt Casey
Name: Matt Casey
Title: Managing Director

J.P.MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

Signature Page to Distribution Agreement Amendment No. 3

MORGAN STANLEY & CO. LLC

By:	/s/ Adam Coleman
Name: Adam Coleman
Title: Vice President

MUFG SECURITIES AMERICAS INC.

By:	/s/ Richard Testa
Name: Richard Testa
Title: Managing Director

PNC CAPITAL MARKETS LLC

By:	/s/ Valerie Shadeck
Name: Valerie Shadeck
Title: Director

REGIONS SECURITIES LLC

By:	/s/ Thomas Bove
Name: Thomas Bove
Title: Vice President

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott Primrose
Name: Scott Primrose
Title: Authorized Signatory

SAMUEL A. RAMIREZ & COMPANY, INC.

By:	/s/ Lawrence F. Goldman
Name: Lawrence F. Goldman
Title: MD

Signature Page to Distribution Agreement Amendment No. 3

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ Robert Nordlinger
Name: Robert Nordlinger
Title: Director

TD SECURITIES (USA) LLC

By:	/s/ Luiz Lanfredi
Name: Luiz Lanfredi
Title: Director

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Charles P. Carpenter
Name: Charles P. Carpenter
Title: Senior Vice President

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

Signature Page to Distribution Agreement Amendment No. 3